SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8-K
                                  CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                               EXCHANGE ACT OF 1934

      DATE OF REPORT (Date of Earliest Event Reported):  December 6, 1999


                          DROVERS BANCSHARES CORPORATION
               (Exact name of registrant as specified in its charter)


                                 PENNSYLVANIA
                 (State or other jurisdiction of incorporation)


                       0-10958                         23-2209390
              (Commission file number)              (IRS employer ID)



            30 SOUTH GEORGE STREET, YORK, PA                         17401
        (Address of principal executive office)                    (Zip Code)

       Registrant's telephone number, including area code  (717) 843-1586



                                      NONE
      (Former name, address and fiscal year, if changed since last report.)






















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Item 5.  Other Events

     On December 6, 1999, Drovers Bancshares Corporation ("Drovers") issued 103,087 shares of its common stock, no par value, in a previously announced community and shareholder offering. The "best efforts" offering was subsequently terminated. The shares were sold in the offering at $21.50 per share, resulting in aggregate proceeds to Drovers, before expenses of the offering and selling agent's commissions, of $2,216,370.50. Total shares outstanding after the offering were 4,801,984 shares.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   DROVERS BANCSHARES CORPORATION




Date:  December 21, 1999            /s/ A. Richard Pugh
                                   A. Richard Pugh, Chairman, President
                                   and Chief Executive Officer




























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